Exhibit 99.1

Hilltop HoldingsInc. Q42016 Earnings Presentation January 27, 2017

Preface 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 www.hilltop-holdings.com FORWARD-LOOKING STATEMENTS Please contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@hilltop-holdings.com This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, the collectability of loans and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of loan activities, including our ability to estimate loan losses; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition-and integration-related issues; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (xi) cost and availability of capital; (xii) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xiii) changes in key management; (xiv) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xv) our obligations under loss-share agreements with the FDIC, including the possibility that we may be required to make a “true-up” payment to the FDIC; (xvi) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvii) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K , and subsequent Quarterly Reports on for 10Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Additional Information Corporate Headquarters

Hilltop Holdings – Q4 2016 Highlights • For the fourth quarter of 2016, net income to common stockholders was $35.3 million, or $0.36 per diluted share • During the fourth quarter of 2016, results included a specific legal reserve of $16.0 million pre-tax related to one matter involving HilltopSecurities • Fourth quarter 2016 adjusted net income to common stockholders1 was $36.1 million, or $0.37 per diluted share, when excluding the transaction and integration costs related to the SWS Merger • During the fourth quarter of 2016, Hilltop incurred $0.8 million in pre-tax transaction and integration costs related to the SWS Merger, consisting of $0.1 million in the broker-dealer segment and $0.7 million within corporate • For the fourth quarter of 2015, net income to common stockholders was $20.7 million, or $0.21 per diluted share ROAA was 1.13% in Q4 2016, relative to 0.68% in Q4 2015 ROAE was 7.56% in Q4 2016, relative to 4.70% in Q4 2015 Hilltop’s four operating businesses reported $62.6 million in pre-tax income during Q4 2016 • • • • • • • PlainsCapital Bank contributed $39.9 million of pre-tax income PrimeLending contributed $9.4 million of pre-tax income HilltopSecurities recorded a $24 thousand pre-tax loss National Lloyds contributed $13.3 million of pre-tax income • • • Hilltop common equity increased to $1.9 billion at December 31, 2016, up $24.8 million from September 30, 2016 Hilltop remains well-capitalized with a 13.51% Tier 1 Leverage Ratio2 and a 18.30% Common Equity Tier 1 Capital Ratio Hilltop announced that its Board of Directors declared a quarterly cash dividend of $0.06 per common share and reauthorized the stock repurchase program to repurchase, in the aggregate, up to $50.0 million of its outstanding common stock Notes: (1) See appendix for reconciliation of reported net income to adjusted net income, as presented. (2) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets. 3

Hilltop Holdings – Financial Summary

Selected Items	Q4 2015	Q3 2016	Q4 2016	FY 2015	FY 2016
Net Income to Common Stockholders ($000)	20,727	51,932	35,321	209,119	145,894
EPS - Diluted ($)	$0.21	$0.53	$0.36	$2.09	$1.48
Book Value Per Share ($)	$17.56	$18.73	$18.98	$17.56	$18.98
Net Interest Margin	3.70%	3.65%	3.80%	3.78%	3.74%
Taxable Equivalent NIM (Pre-PAA Taxable Equivalent NIM)[1]	3.73% (2.94%)	3.67% (3.03%)	3.82% (3.11%)	3.81% (2.87%)	3.76% (3.09%)
Assets ($000)	11,867,001	12,423,276	12,738,062	11,867,001	12,738,062
Loans HFI, Gross ($000)	5,587,911	5,967,415	6,099,626	5,587,911	6,099,626
Deposits ($000)	6,952,683	7,030,585	7,063,811	6,952,683	7,063,811
Hilltop Common Equity ($000)	1,736,954	1,845,688	1,870,509	1,736,954	1,870,509
Non-Covered NPLs / Total Non-Covered Loans	0.37%	0.34%	0.32%	0.37%	0.32%
Non-Covered NPAs / Total Assets	0.21%	0.24%	0.24%	0.21%	0.24%
Non-Covered Allowance for Loan Losses / Gross Non-Covered Loans	0.87%	0.93%	0.93%	0.87%	0.93%
Tier 1 Leverage Ratio[2]	12.65%	13.41%	13.51%	12.65%	13.51%
Common Equity Tier 1 Capital Ratio	17.87%	17.80%	18.30%	17.87%	18.30%

Notes:
(1) See appendix for reconciliation of NIM to taxable equivalent NIM, as well as taxable equivalent NIM to Pre-PAA taxable equivalent NIM, as presented.
(2) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

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HilltopHoldings

Operating Report – Subsidiary Updates Note: Mortgage market share per Mortgage Bankers Association as of December 14, 2016. (1) Non-covered HFI loan growth excludes impact of broker-dealer margin loans. (2) See appendix for reconciliation of NIM to taxable equivalent NIM, as well as taxable equivalent NIM to Pre-PAA taxable equivalent NIM, as presented. 5 PlainsCapital Bank •Q4 2016 ROAA of 1.09% driven by continued loan growth, a stable core NIM and sound credit quality •Quarterly HTH consolidated non-covered HFI loan growth (excluding broker-dealer margin loans)1 of 2.7% (11.4% annualized) for Q4 2016; favorable loan pipeline with $1.9 billion in total unused commitments • Full year 2016 HTH consolidated non-covered HFI loan growth (excluding broker-dealer margin loans)1 of 16.0% •Accretion, loan growth and stable deposit costs have contributed to strong taxable equivalent net interest margin of 4.59% (3.63% Pre-PAA) 2 •Loan quality improved as non-covered NPLs were $24.4 million, or 0.32% of total non-covered loans, at Q4 2016 relative to $25.2 million, or 0.34% of total non-covered loans, at Q3 2016 •Energy exposure declined to 3.0% (from 3.1% in Q3 2016) of total loans; classified and criticized energy loans declined $10.7 million to $28.7 million at Q4 2016 •6.5% reserve on energy portfolio – 17.2% of energy loans are classified and continue to have no shared national credits in the portfolio •Non-interest bearing deposits are 31.1% of total deposits at Q4 2016 •Operating 63 branches at 12/31/16; opened new branches in Dallas and Austin and sold all branches in Laredo market PrimeLending •PrimeLending results improved significantly relative to Q4 2015, with funded loan volume up 26.8% to $3.9 billion in Q4 2016 •Purchase volume of 71% in Q4 2016, relative to industry purchase volume of 49% •Improved net gain on sale margin and higher volumes drove increased gain on sale revenue •Net gain on sale margin in Q4 2016 higher than both Q3 2016 and Q4 2015 •Overall market share of 0.83% and purchase market share of 1.19% in Q4 2016

Operating Report – Subsidiary Updates Note: (1) See appendix for reconciliation of reported pre-tax income to adjusted pre-tax income. 6 HilltopSecurities •In Q4 2016, HilltopSecurities had a pre-tax loss of $24 thousand and $67 thousand of pre-tax income after adjusting for transaction and integration costs ($0.1 million) 1 • Q4 2016 results include a pre-tax specific legal reserve of $16.0 million associated with the Rhode Island matter •Year-over-year net revenue growth of 7.8% and Q4 2016 compensation/net revenue ratio of 58.6% • Driven by balanced sources of revenue and execution of prior integration initiatives National Lloyds Corporation •National Lloyds had a combined ratio of 69.8%, which drove pre-tax income of $13.3 million during Q4 2016 •Direct premiums written decreased year-over-year due to decline in policies in force from concentration/exposure management initiatives, though offset slightly by increased premium rates •Strong Q4 2016 earnings are a result of both the seasonal decline in frequency and severity of storms and the continued reduction in risk within NLC’s book of business; that together resulted in a Loss & LAE ratio of 36.6% during Q4 2016 •Fixed expense discipline and lower variable expenses drove improved 33.2% underwriting expense ratio

Hilltop Holdings – Net Interest Income & Margin

- Reported NIM and taxable equivalent NIM increased by 15 bps in Q4 2016 compared to Q3 2016
  - Increase primarily a result of higher accretion, higher loan balance and improved yield on taxable securities
  - Decline in yield on other earning assets offset by decline in rate on other borrowings (both due to securities lending business)
- For Q4 2016, the NIM and tax equivalent NIM for Hilltop was 71 bps greater due to purchase accounting, driven mainly by:
  - Accretion of discount on loans of $17.9 million
  - Amortization of premium on acquired securities of $0.6 million
- Hilltop NIM and taxable equivalent NIM were reduced by broker-dealer's securities lending business, with NIM and taxable equivalent NIM impacted by 47 basis points in Q4 2016
- Bank NIM in Q4 2016 was 4.57% compared to 4.50% in Q3 2016
  - Bank taxable equivalent NIM for Q4 2016 was 4.59% (3.63% before PAA) relative to 4.53% (3.63% before PAA) in Q3 2016

Annualized Yields and Rates (%)	Q4 2015	Q3 2016	Q4 2016
Interest Earning Assets			
Loans, Gross	5.63	5.26	5.32
Investment Securities, Taxable	2.57	2.36	2.74
Investment Securities, Non-Taxable	3.76	2.77	3.03
Fed Funds Sold and Securities to Resell	0.25	0.11	0.11
Interest Earning Deposits	0.30	0.47	0.48
Other	2.27	2.44	1.94
Total Int. Earning Assets	**4.33**	**4.22**	**4.31**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.31	0.33	0.33
Notes Payable and Borrowings	1.72	1.76	1.46
Total Int. Bearing Liabilities	**0.86**	**0.84**	**0.74**
Net Interest Margin	**3.70**	**3.65**	**3.80**
Net Interest Margin (Stated Taxable Equivalent)	**3.73**	**3.67**	**3.82**
Net Interest Margin (Stated Taxable Equivalent Pre-PAA)	**2.94**	**3.03**	**3.11**

Note: See appendix for reconciliation of NIM to taxable equivalent NIM, as well as taxable equivalent NIM to Pre-PAA taxable equivalent NIM, as presented.

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Hilltop Holdings – Noninterest Income • • Noninterest income for Q4 2016 was $309.1 million, up 11.6% versus Q4 2015 Net gains from the sale of loans, other mortgage production income, and mortgage loan origination fees increased $28.5 million, or 21.4%, from Q4 2015 to $162.1 million in Q4 2016, representing 52% of noninterest income for the quarter Securities and investment advisory fees & commissions was $71.1 million in Q4 2016, which was relatively flat compared to Q4 2015, and represented 23% of noninterest income for the quarter Net insurance premiums earned were $38.3 million in Q4 2016, representing 12% of noninterest income for the quarter • • $400.0 $350.0 $309.1 Other $300.0 $250.0 Securities and Investment Advisory Fees & Commissions $200.0 Net Insurance Premiums Earned $150.0 Net Gains from the Sale of Loans, Mortgage Origination Fees, Other Mortgage Production Income $100.0 $50.0 $0.0 Q4 2015 Q4 2016 Noninterest Income ($MM) 8 37.5 $276.9 31.2 71.1 71.1 38.3 41.0 162.1 133.6

Hilltop Holdings – Noninterest Expense • • Noninterest expense was $355.8 million in Q4 2016, up 5.0% from Q4 2015 Compensation was $208.8 million in Q4 2016 (compared to $182.5 million in Q4 2015), representing 59% of noninterest expense for the quarter • During Q4 2016 we incurred no employee compensation expenses (severance/retention) related to the SWS merger, compared to $1.4 million in Q4 2015 Loss and LAE and policy acquisition and other underwriting expenses were $24.8 million in Q4 2016, representing 7% of noninterest expense for the quarter Occupancy and equipment expense decreased $3.1 million, or 10.3%, from Q4 2015 to $27.2 million in Q4 2016, representing 8% of noninterest expense for the quarter Other expenses increased $2.7 million, or 2.9%, from Q4 2015 to $95.1 million in Q4 2016 • During Q4 2016 we incurred $0.8 million in transaction and integration related costs due to the SWS Merger, compared to $12.9 million in Q4 2015 • • • $400.0 $355.8 Other $338.7 $350.0 $300.0 Occupancy and Equipment $250.0 $200.0 $150.0 Loss, LAE, Policy Acquisition and Other Underwriting Expense $100.0 $50.0 Compensation and Benefits $0.0 Q4 2015 Q4 2016 Noninterest Expense ($MM) 9 95.1 92.4 27.2 30.3 24.8 33.6 208.8 182.5

Hilltop Holdings – Balance Sheet

- Total assets increased 2.5% in Q4 2016, primarily driven by growth in broker-dealer & clearing org receivables, non-covered loans HFI and loans HFS
- Loans HFS increased $122.4 million, or 7.3%, from Q3 2016 to $1.8 billion at Q4 2016
- Gross non-covered loans HFI (including broker-dealer margin loans) increased $168.8 million, or 3.0%, from Q3 2016 to $5.8 billion at Q4 2016
- Broker-dealer & clearing org receivables increased $157.1 million, or 11.7%, from Q3 2016 to $1.5 billion at Q4 2016
- Gross loans HFI (covered and non-covered) to deposits increased to 86.4% at Q4 2016, compared to 84.9% at Q3 2016
- Total deposits increased $33.2 million, or 0.5%, from Q3 2016 to $7.1 billion at Q4 2016
- Short term borrowings increased $152.3 million, or 12.0%, from Q3 2016 to Q4 2016
- Common equity increased $24.8 million, or 1.3%, from Q3 2016 to $1.9 billion at Q4 2016 due primarily to earnings, offset by dividends paid and change in AOCI

($000s)	Q4 2015	Q3 2016	Q4 2016
Assets			
Cash & Federal Funds	669,445	568,938	690,764
Securities	1,219,874	1,331,758	1,215,372
Loans Held for Sale	1,533,678	1,673,069	1,795,463
Non-Covered Loans HFI, Gross	5,207,617	5,674,655	5,843,499
Allowance for Non-Covered Loan Losses	(45,415)	(52,625)	(54,186)
Non-Covered Loans HFI, Net	5,162,202	5,622,030	5,789,313
Covered Loans, Net of Allowance	378,762	292,031	255,714
Covered OREO	99,090	61,988	51,642
Broker-Dealer & Clearing Receivables	1,362,499	1,340,617	1,497,741
FDIC Indemnification Asset	91,648	73,351	71,313
Goodwill & Other Intangibles	306,676	298,920	296,503
Other Assets	1,043,127	1,160,574	1,074,237
Total Assets	**11,867,001**	**12,423,276**	**12,738,062**
Liabilities and Stockholders' Equity			
Non-Int. Bearing Deposits	2,235,436	2,232,813	2,199,483
Int. Bearing Deposits	4,717,247	4,797,772	4,864,328
Total Deposits	6,952,683	7,030,585	7,063,811
Broker-Dealer & Clearing Payables	1,338,305	1,251,839	1,347,128
Short Term Borrowings	947,373	1,265,022	1,417,289
Notes Payable	238,716	313,313	317,912
Junior Subordinated Debentures	67,012	67,012	67,012
Other Liabilities	584,787	646,137	650,390
Total Liabilities	**10,128,876**	**10,573,908**	**10,863,542**
Common Equity	1,736,954	1,845,688	1,870,509
Total Hilltop Equity	**1,736,954**	**1,845,688**	**1,870,509**
Minority Interest	1,171	3,680	4,011
Total Liabilities & Equity	**11,867,001**	**12,423,276**	**12,738,062**

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PlainsCapital Bank – Q4 2016 Highlights

- Pre-tax income increased to $39.9 million in Q4 2016 versus $34.2 million in Q4 2015 primarily due to improved net interest income, flat provision expense and lower noninterest expenses
- Net interest income improved due to non-covered loan growth and increased warehouse line utilization, slightly offset by $1.6 million accretion decline and slight NIM compression
- Noninterest income decreased compared to Q4 2015 mainly as a result of declines in exchange fees due to impact of Durbin Act
- Noninterest expense decreased compared to Q4 2015 driven by lower repossession/foreclosure expense and reduced occupancy expense partially offset by expenses related to increased headcount
- PrimeLending funds originations through a $1.8 billion warehouse line from PlainsCapital Bank; $1.6 billion was drawn at December 31, 2016
- Tier 1 Leverage Ratio[1] declined to 12.35% from 12.65% at Q3 2016

Reported Summary Results ($000)	Q4 2015	Q4 2016	FY 2015	FY 2016
Net Interest Income	89,415	94,401	369,493	363,083
Provision for Loan Losses	4,390	4,381	12,795	40,673
Noninterest Income	14,346	13,567	62,639	52,579
Noninterest Expense	65,138	63,699	243,926	244,715
Income Before Taxes	**34,233**	**39,888**	**175,411**	**130,274**

Key Highlights	Q4 2015	Q4 2016	FY 2015	FY 2016
ROAA (%)	1.07	1.09	1.36	0.94
Net Interest Margin (%)	4.90	4.57	5.05	4.65
Efficiency (%)	62.8	59.0	56.5	58.9
Fee Income (%)	13.8	12.6	14.5	12.6
Assets ($B)	$8.7	$9.5	$8.7	$9.5
Tier 1 Leverage Ratio[1] (%)	13.22	12.35	13.22	12.35

HTH Consolidated Loans HFI by Type



Broker-dealer 8%
C&I 28%
Consumer 1%
C&D 13%
Real Estate 50%

Total Loans[2]: $6.1 billion

HTH Consolidated Deposit Mix by Type



Time 17%
Non Int. Bearing Demand 31%
Savings 4%
Demand 5%
Money Market 25%
NOW 18%

Total Deposits[2]: $7.1 billion

Notes: (1) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets.
(2) Loans and deposits by type represents consolidated balances at Hilltop and, therefore, eliminate intercompany balances. Broker-dealer loans represent margin loans to customers and correspondents (held at the broker-dealer).

11 HilltopHoldings

PlainsCapital Bank – Energy Exposure

Energy Portfolio Breakdown	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Exploration and Production	**19%**	**13%**	**10%**	**13%**	**11%**
Field Services	21%	22%	22%	26%	22%
Pipeline Construction	23%	15%	15%	21%	21%
Services	**44%**	**37%**	**37%**	**47%**	**43%**
Distribution	25%	37%	38%	21%	30%
Transportation	7%	7%	9%	11%	9%
Midstream	**32%**	**44%**	**47%**	**32%**	**39%**
Wholesalers	2%	1%	1%	1%	1%
Equipment Rentals	1%	0%	0%	0%	0%
Equipment Wholesalers	2%	5%	5%	7%	6%
Other	**5%**	**6%**	**6%**	**8%**	**7%**
Total	**100%**	**100%**	**100%**	**100%**	**100%**

Select Energy Statistics	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
Outstanding Energy Balance ($MM)	179.8	233.5	223.6	168.8	166.5
Energy Unfunded Commitments ($MM)	108.7	102.9	88.5	120.7	121.4
Energy Loans / Total Loans[1] (%)	3.6	4.5	4.2	3.1	3.0
Criticized Energy Loans ($MM)	3.4	13.0	12.7	1.8	0.0
Performing Classified Energy Loans ($MM)	25.7	33.4	22.1	24.2	23.5
Non-Performing Classified Energy Loans ($MM)	3.6	4.9	6.7	13.4	5.2
Classified and Criticized Energy Loans ($MM)	**32.7**	**51.3**	**41.5**	**39.4**	**28.7**
Unimpaired Energy Reserves ($MM)	7.3	9.2	9.8	10.0	10.6
Energy Reserves / Energy Loans (%)	4.4	4.3	4.7	6.7	6.5
Energy NCOs ($MM)	1.2	0.2	0.4	1.0	1.5

- No energy SNC's in loan portfolio
- Continue to have relatively small balance of loans in Houston and surrounding region, though prudently growing
- Unfunded energy commitments are subject to borrowing bases and credit review before draw-downs
- Overall energy balance and exposure at Q4 2016 relatively flat compared to Q3 2016

Note: (1) Total loans equal to HTH consolidated gross covered and non-covered loans HFI less margin loans held at the broker-dealer.

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PlainsCapital Bank – Credit Quality and Capital Ratios $70.0 0.30% 18.00% 16.99% 15.87% 15.90% 15.51% 15.38% 16.00% $60.0 16.25% 0.24% 0.24% 0.24% 0.25% 15.15% 15.12% 14.77% 14.64% 14.00% 0.21% 0.20% $50.0 13.22% 0.20% 12.00% 12.72% 12.70% 12.65% 12.35% $40.0 10.00% 0.15% $29.9 $30.1 $27.7 $30.0 8.00% $26.0 $25.4 0.10% 6.00% $20.0 4.00% 0.05% $10.0 2.00% $0.0 0.00% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 0.00% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Non-Covered NPAs Non-Covered NPAs / HTH Total Assets Tier 1 Leverage Ratio Tier 1 RBC Ratio Total RBC Ratio Note: Non-Covered NPAs/Total Assets shown as a percentage of total Hilltop consolidated assets. Non-Covered NPAs ($MM) Non-Covered NPAs / Total Assets (%) 13 • Bank Capital Ratios • Credit Quality

PrimeLending – Q4 2016 Highlights • Pre-tax income increased to $9.4 million in Q4 2016 versus $3.8 million in Q4 2015 Origination volume of $3.9 billion in Q4 2016 was $822.4 million greater than Q4 2015 • Purchase volume (as a % of total volume) declined to 71.3% in Q4 2016 from 76.5% in Q4 2015 • Refinance volume increased $394.5 million, or 54.7%, from Q4 2015 to $1.1 billion in Q4 2016 Noninterest income increased $28.5 million, or 21.3%, from Q4 2015 to $162.3 million in Q4 2016 due to the higher sales volume and higher loan sale margins; mortgage origination fees were flat in Q4 2016 relative to Q4 2015 Noninterest expense increased $21.9 million, or 17.2%, from Q4 2015 to $149.3 million in Q4 2016 due primarily to increased salaries and benefits, branch locations and technology initiatives • Increase in salaries and benefits primarily driven by variable compensation associated with year over year improvement in mortgage volumes • • • $5,000 $4,000 $3,000 $2,000 $1,000 $0 $3,888 Q4 2015 Home Purchases Q4 2016 Refinancings Note: (1) Presented on a consolidated basis and therefore excludes mortgage servicing rights assets related to loans serviced for the banking segment. 14 $3,066 1,116 721 2,772 2,344 Q4 Q4 FY FY Key Highlights2015201620152016 Origination Volume - $MM$3,066$3,888$13,352$15,460 Origination Volume – Units (in thousands)13,57616,44059,62166,881 Origination Volume - % Purchase76.5%71.3%74.1%72.9% Origination Volume - % Conventional61.3%63.4%62.9%64.0% Sales Volume - $MM$2,889$3,724$13,129$15,155 Servicing Asset ($MM)1 $52.3$62.0$52.3$62.0 Mortgage Loans Serviced For Others ($B) 1 $5.1$5.5$5.1$5.5 Mortgage Origination Volume ($MM) Q4 Q4 FY FY Reported Summary Results ($000)2015201620152016 Net Interest Income (Expense)(2,594)(3,648)(10,423)(11,589) Provision for Loan Losses----Noninterest Income133,849162,347597,163704,126 Noninterest Expense127,408149,278539,257614,741 Income Before Taxes3,8479,42147,48377,796

HilltopSecurities – Q4 2016 Highlights

- Pre-tax loss of $24 thousand in Q4 2016 versus pre-tax income of $3.7 million in Q4 2015
  - Q4 2016 results include pre-tax integration related costs of $0.1 million directly attributable to the acquisition of SWS
  - After adjusting for the pre-tax integration related costs, Q4 2016 pre-tax income was $67 thousand[1]
- Q4 2016 results include a pre-tax specific legal reserve of $16.0 million associated with the Rhode Island matter
- Net revenue increased 7.8% to $107.3 million in Q4 2016 compared to the same quarter a year ago
- Compensation ratio of 58.6% in Q4 2016 compared to 63.2% in Q4 2015
- The broker-dealer segment provided the banking segment with $1.0 billion of core deposits at Q4 2016, representing 40% of total available FDIC insured balances

Reported Summary Results ($000)	Q4 2015	Q4 2016	FY 2015	FY 2016
Net Interest Income	8,652	8,858	32,971	31,172
Provision for Loan Losses	(113)	(34)	(80)	(53)
Noninterest Income	90,902	98,473	334,495	385,766
Noninterest Expense	95,987	107,389	367,812	377,524
Income (Loss) Before Taxes	**3,680**	**(24)**	**(266)**	**39,467**

Key Highlights	Q4 2015	Q4 2016	FY 2015	FY 2016
Compensation/Net Revenue (%)	63.2	58.6	69.6	60.6
FDIC Insured Balances at PCB ($MM)	$846	$1,000	$846	$1,000
Other FDIC Insured Balances ($MM)	$1,380	$1,517	$1,380	$1,517
Public Finance Issues (#)	422	390	1,655	1,743
Public Finance Aggregate Amount of Offerings ($MM)	$12,323	$17,047	$70,021	$82,697
Capital Markets Volume ($MM)	$21,063	$15,333	$76,738	$76,483
Lock Production/TBA Volume ($MM)	$967	$1,552	$3,848	$6,088

Note:
(1) See appendix for reconciliation of reported pre-tax income to adjusted pre-tax income.

15 HilltopHoldings

National Lloyds Corporation – Q4 2016 Highlights • Pre-tax income of $13.3 million in Q4 2016 relative to pre-tax income of $7.0 million in Q4 2015 • Q4 2015 results include impact of severe storms in North Texas that led to elevated losses • The seasonal decline in severe storms in Q4 2016 resulted in a Loss & LAE ratio of 36.6% in Q4 2016, which is an improvement to Q4 2015’s elevated Loss & LAE ratio of 52.8% • National Lloyds continues to actively manage and monitor underwriting expenses as Q4 2016’s expense ratio of 33.2% was an improvement to Q4 2015’s expense ratio of 34.2% Commercial, 2% 100.0% 87.0% Mobile Home, 25% 75.0% Homeowners, 42% 50.0% 25.0% 0.0% Q4 2015 Loss & LAE Ratio Q4 2016 Underwriting Expense Ratio Fire, 31% 16 34.2% 69.8% 33.2% 52.8% 36.6% Q4 2016 Direct Premiums Written Combined Ratio Q4 Q4FY FY Key Highlights ($000)2015201620152016 Direct Premiums Written36,39333,016167,025152,970 Net Premium Earned41,00138,344162,082155,545 Reported Summary Results Q4 Q4FY FY ($000)2015201620152016 Net Interest Income8939513,1873,164 Provision for Loan Losses----Noninterest Income42,96940,475171,185164,841 Noninterest Expense36,82828,095158,720146,601 Income Before Taxes7,03413,33115,65221,404

Questions? 17

Appendix 18

Hilltop Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents one measure on pages six and fifteen and two measures on pages three, four, five and seven of this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP").

These measures are important to investors interested in changes from period to period in income before taxes, net income, net income per diluted share and net interest margin. For companies, such as Hilltop, business combinations can result in purchase accounting adjustments ("PAA") and the recording of significant amounts of expenses related to those transactions.

You should not view this disclosure as a substitute for results determined in accordance with GAAP, and this disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following tables reconcile these Hilltop non-GAAP financial measures to the most comparable GAAP financial measures, "segment income (loss) before income taxes", "net income to common stockholders", "net income per diluted share" and "net interest margin".

Q4 2016 Reconciliation of Non-GAAP Segment Adjusted Income (Loss) Before Income Taxes ($000)	Broker-Dealer
GAAP Income (Loss) Before Income Taxes	(24)
Add:	
Transaction and Integration Costs (pre-tax)[1]	91
Non-GAAP Segment Adjusted Income (Loss) Before Income Taxes	**67**

Q4 2016 Reconciliation of Non-GAAP Adjusted Net Income to HTH Common Stockholders	($MM)	Diluted EPS ($)
GAAP Net Income to HTH Common Stockholders	35.3	0.36
Add:		
Transaction and Integration Costs[1]	0.8	0.01
Less:		
Tax Impact of Transaction and Integration Costs	(0.0)	(0.00)
Non-GAAP Adjusted Net Income to HTH Common Stockholders	**36.1**	**0.37**

Note: (1) Includes various transaction and integration costs associated with the SWS Merger, which closed January 1, 2015.

19

HilltopHoldings

Hilltop Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures (Continued) NIM Add: Taxable Equivalent Adjustment1 Non-GAAP Taxable Equivalent NIM 3.70 3.65 3.80 3.78 3.74 Non-GAAP Taxable Equivalent NIM Less: Purchase Accounting Adjustment Non-GAAP Pre-PAA Taxable Equivalent NIM 3.73 3.67 3.82 3.81 3.76 0.03 0.02 0.02 0.02 0.02 (0.79) (0.64) (0.71) (0.94) (0.67) 3.73 3.67 3.82 3.81 3.76 2.94 3.03 3.11 2.87 3.09 4.90 4.50 4.57 5.05 4.65 NIM Add: Taxable Equivalent Adjustment1 Non-GAAP Taxable Equivalent NIM Non-GAAP Taxable Equivalent NIM Less: Purchase Accounting Adjustment Non-GAAP Pre-PAA Taxable Equivalent NIM 4.92 4.53 4.59 5.08 4.68 0.02 0.03 0.02 0.03 0.03 (1.19) (0.90) (0.96) (1.42) (0.93) 4.92 4.53 4.59 5.08 4.68 3.73 3.63 3.63 3.66 3.75 Note: (1) Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. 20 Reconciliation of Non-GAAP Taxable Q4Q3Q4FYFY Equivalent NIM (%)2015 2016 2016 2015 2016 Reconciliation of Non-GAAP Pre-PAAQ4Q3Q4FYFY Taxable Equivalent NIM (%)2015 2016 2016 2015 2016 •Bank Reconciliation of Non-GAAP Pre-PAAQ4Q3Q4FYFY Taxable Equivalent NIM (%)2015 2016 2016 2015 2016 Reconciliation of Non-GAAP Q4Q3Q4FYFY Taxable Equivalent NIM (%)2015 2016 2016 2015 2016 •Hilltop Consolidated

Loan Portfolio by Classification C&I 1% C&D 4% C&D 3% C&I 1% Real Estate 95% Real Estate 96% Q4 2016 Total: $122.4 million Q4 2016 Total: $133.8 million Consumer 1% C&D 7% Broker-dealer C&I 17% 9% Consumer 1% C&I 29% C&D 14% Real Estate 48% Real Estate 76% Q4 2016 Total: $51.4 million Q4 2016 Total: $5,792.1 million Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Amounts above equal carrying value, after deductions for discount 21 Non-Covered Non-PCI Loans Non-Covered PCI Loans Covered Non-PCI Loans Covered PCI Loans

PCI Loans at Dec. 31, 2016

- Purchased Credit Impaired ("PCI") loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected
- PCI loans include covered and non-covered loans
- PCI loans had a total discount of $148.9 million
  - $132.3 million of the discount was related to covered loans
- Weighted average expected loss on PCI loans associated with each of the PlainsCapital Merger, FNB Transaction, and SWS Merger was 30%, 14%, and 15%, respectively

($000)	Covered PCI	Non-Covered PCI	Total PCI
Outstanding Balance	266,098	67,988	334,086
(Discount)	(132,344)	(16,556)	(148,900)
Carrying Amount	133,754	51,432	185,186
Allowance for Loan Loss	344	3,097	3,441
Total PCI Loans, Net of Allowance	**133,410**	**48,335**	**181,745**
Carrying Amount (Net of Allowance) / Outstanding Balance	**50.1%**	**71.1%**	**54.4%**

Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

22

HilltopHoldings

Non-PCI Loans at Dec. 31, 2016 • Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired loans that have renewed • Non-PCI loans include covered loans and non-covered loans • Portfolio on balance sheet at 98.8% unpaid principal balance with a total discount of $22.7 million • $14.1 million discount was related to non-covered loans, while covered loans had a $8.7 million discount Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal. Balances reflect consolidated balances at Hilltop, therefore non-covered non-PCI loans also include margin loans held at the broker-dealer. 23 CoveredNon-CoveredTotal ($000)Non-PCINon-PCINon-PCI Outstanding Balance131,0265,806,1565,937,182 (Discount)(8,653)(14,089)(22,742) Carrying Amount122,3735,792,0675,914,440 Allowance for Loan Loss6951,08951,158 Total Non-PCI Loans, Net of Allowance122,3045,740,9785,863,282 Carrying Amount (Net of Allowance) / Outstanding Balance93.3%98.9%98.8%